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                                                                    EXHIBIT 99.1

                             SHAREHOLDER AGREEMENT


         THIS SHAREHOLDER AGREEMENT (this "Agreement"), dated as of May 12, 1998, is entered into by and between Coho Energy, Inc., a Texas corporation (the "Company"), and Energy Investment Partnership No. 1, a Texas general partnership (the "Holder").

                                    RECITALS

         WHEREAS, Holder intends to endeavor to make a further equity investment in the Company; and

         WHEREAS, Holder intends to assist the Company in raising funds to pursue strategic acquisitions.

                                   AGREEMENT

         Now, therefor, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1      Definitions.

         "Advice" shall have the meaning provided in Section 3.5 hereof.

         "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person.

         "Affiliated Group", with respect to any Person, means such Person and each Affiliate and Associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of such Person and each other Person with whom such Person is acting "as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of" shares (within the meaning of Section 13(d)(3) of the Exchange Act, regardless of whether the Company shall at any time be subject to the requirements of the Exchange Act).

         "Agreement" means this Shareholder Agreement, as such from time to time may be amended.

         "Common Stock" means shares of the Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

         "Common Stock Equivalents" means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "Company" shall have the meaning set forth in the introductory paragraph hereof.
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         "Demand Registration" shall have the meaning set forth in Section
3.1.1 hereof.

         "Demand Request" shall have the meaning set forth in Section 3.1.1. hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Excluded Registration" means a registration under the Securities Act of (i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

         "Holder" shall have the meaning set forth in the introductory paragraph hereof and shall include any direct or indirect transferee of the Holder who shall elect to become a party to this Agreement. "Holders" shall mean each Holder collectively. If at any time there is more than one Holder, except as otherwise specifically set forth in this Agreement, any notices, designations, consents, or similar actions to be taken by the Holder or Holders hereunder shall be taken by Holders who own a majority of shares of Common Stock owned by all Holders.

         "Holder Designee" shall have the meaning provided in Section 2.1.1 hereof.

         "Inspectors" shall have the meaning provided in Section 3.4 hereof.

         "Material Adverse Effect" shall have the meaning provided in Section
3.1.4 hereof.

         "NASD" shall have the meaning provided in Section 3.4 hereof.

         "Other Registrable Shares" shall have the meaning provided in Section
3.1.4 hereof.

         "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Records" shall have the meaning provided in Section 3.4 hereof.

         "Registrable Shares" means at any time the shares of Common Stock of the Company owned by the Holder or Holders whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (y) which have been sold to the public pursuant to Rule 144 of the SEC under the Securities Act.

         "Registration Expenses" shall have the meaning provided in Section 3.6 hereof.

         "Requesting Holder" shall have the meaning provided in Section 3.1.1 hereof.

         "Required Filing Date" shall have the meaning provided in Section 3.1.1(b) hereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.


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         "Seller Affiliates" shall have the meaning provided in Section 3.7.1 hereof.

         "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

         "Suspension Notice" shall have the meaning provided in Section 3.5 hereof.

         Section 1.2 Rules of Construction. Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2)      "or" is not exclusive;

                 (3) words in the singular include the plural, and words in the plural include the singular;

                 (4) provisions apply to successive events and transactions; and

                 (5) "herein," "thereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

         Section 2.1      Board of Directors.

         2.1.1 Board Representation. Within five days following the purchase by the Holder of all of the shares of Common Stock held by The Morgan Stanley Leveraged Equity Fund II, L.P. and Quinn Oil Company Ltd., the Company shall cause two nominees of the Holder (each, a "Holder Designee") to be appointed or elected to the Board of Directors of the Company and one such nominee designated by the Holder to be appointed to the Compensation Committee and Audit Committee of the Board of Directors and, if established, the Executive Committee of the Board of Directors, such nominees to serve until the next annual meeting of shareholders of the Company and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office. The Company agrees to continue to cause two nominees of the Holder or Holders to be nominated for election to the Board of Directors of the Company at each annual meeting of the Company's shareholders thereafter. The Holder agrees that no Holder Designee shall be a director or officer of an independent exploration and production company that could reasonably be viewed as a competitor of the Company. To the extent the Company's proxy statement for any annual meeting of shareholders includes a recommendation regarding the election of any other nominees to the Company's Board of Directors, the Company agrees to include a recommendation of its Board of Directors that the shareholders also vote in favor of the Holder's or Holders' nominees. The Company shall appoint such designee or designees of the Holder or Holders serving on the Company's Board of Directors to be a member of the Compensation Committee and Audit Committee of the Board of Directors and, if established, the Executive Committee of the Board of Directors. The Company shall ensure that the articles of incorporation and bylaws





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of the Company as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement.

         2.1.2 Vacancies. If, prior to his election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Holder Designee shall be unable or unwilling to serve as a director of the Company, the Holder or Holders shall be entitled to nominate a replacement who shall then be a Holder Designee for purposes of this Section 2. If, following an election or appointment to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Holder Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the Holder or Holders shall, within 30 days of such event, notify the Board of Directors of the Company in writing of a replacement Holder Designee, and the Company shall cause such replacement Holder Designee to be appointed to the Board of Directors of the Company and each applicable committee thereof to fill the unexpired term of the Holder Designee who such new Holder Designee is replacing.

         2.1.3 Termination of Rights. The right of the Holder or Holders to designate directors under Section 2.1.1 shall terminate upon the first to occur of (i) the termination of this Agreement, (ii) such time as the Holder or Holders elect in writing to terminate its or their rights under this Article 2, or (iii) such time as both (A) Energy Investment Partnership No. 1 and its Affiliates cease to own at least 1,000,000 shares of Common Stock (such number of shares to be appropriately adjusted to reflect stock splits, stock dividends, recapitalizations, or other changes to the Common Stock) and (B) any Holder (and Affiliates thereof) that became a Holder by being a transferee of a Holder shall not own at least 4% of the outstanding shares of Common Stock.

         2.1.4 Costs and Expenses. The Company will pay all reasonable out-of-pocket expenses incurred by the designees of the Holder or Holders in connection with their participation in meetings of the Board of Directors (and committees thereof) of the Company and the Boards of Directors (and committees thereof) of the Subsidiaries of the Company.

         2.2 Other Activities of the Holder; Fiduciary Duties. It is understood and accepted that the Holder or Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Agreement shall limit the current or future business activities of the Holder or Holders or their Affiliates whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company (including any designee of a Holder pursuant to Section 2.1.1) or any of its Subsidiaries of any fiduciary or other duties or obligations they may have to the Company's shareholders.

                                   ARTICLE 3

                              REGISTRATION RIGHTS

         Section 3.1      Demand Registration.

         3.1.1   Request for Registration.

                 (a) At any time the Holder or Holders may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided that the Registrable Shares proposed to be sold by the Holder or Holders requesting a Demand Registration (the "Requesting Holders," which term shall





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         include parties deemed "Requesting Holders" pursuant to Section 3.1.5 hereof) represent, in the aggregate, more than 20% of the total number of Registrable Shares held by all Holders.

                 (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 3.1.6, the Company shall file the Demand Registration within 30 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company need effect only three Demand Registrations; provided, further, that if any Registrable Shares requested to be registered pursuant to a Demand Request under this
         Section 3.1 are excluded from a registration pursuant to Section 3.1.4 below, the Holders shall have the right, with respect to each such exclusion, to one additional Demand Registration under this Section
         3.1 with respect to such excluded Registrable Shares.

         3.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless (i) the Requesting Holders withdraw all their Registrable Shares, (ii) the Company has performed its obligations hereunder in all material respects and (iii) there has not been any event, change or effect which, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration. Subject to the following sentence, in the event that a Demand Request is made by a Holder that is subsequently withdrawn by that Holder, all Registration Expenses incurred in connection therewith shall be borne by that Holder and such withdrawn Demand Request shall not be counted as a Demand Registration in determining the number of Demand Registrations to which the Holders are entitled pursuant to Section 3.1.1(b). In the event that a Demand Request is made by a Holder that is subsequently withdrawn by that Holder, all Registration Expenses shall be borne by the Company if (i) the Company has not performed its obligations hereunder in all material respects or (ii) there has been any event, change or effect which, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company; and in such case a withdrawn Demand Request shall not be counted as a Demand Registration in determining the number of Demand Registrations to which the Holders are entitled pursuant to Section 3.1.1(b).

         3.1.3 Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

         3.1.4 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder and the holders of the Other Registrable Shares shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders and the holders of the Other Registrable





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Shares is sufficiently large to cause a Material Adverse Effect, the
Registrable Shares of the Requesting Holders and the holders of the Other Registrable Shares to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders and the holders of Other Registrable Shares on the basis of the number of Registrable Shares held by the Requesting Holders and the number of shares owned by holders of Other Registrable Shares who have requested shares to be included in such registration. The term "Other Registrable Shares" shall mean shares of Common Stock that the Company has a contractual obligation to register the offer and sale of in a Demand Registration pursuant to a validly existing registration rights or similar agreement in effect on the date of this Agreement (collectively the "Other Registration Rights Agreements").

         3.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders and all holders of Other Registrable Shares, who shall have the right, exercisable by written notice to the Company within 15 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities with respect to Holders and Other Registrable Shares with respect to holders of Other Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1.

         3.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than 180 days after the Required Filing Date (or, if longer, 180 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.6, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Holder and each holder of Other Registrable Shares that requested the inclusion of shares in the Demand Registration a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.6 only once.





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         Section 3.2      Piggyback Registrations.

         3.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section 3.2.2 hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 20 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this
Section 3.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 3.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

         3.2.2 Priority on Registrations. If the Registrable Shares requested to be included in the registration statement by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Shares would cause a Material Adverse Effect, then (i) the number of such Holder's or Holders' Registrable Shares to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in number of Registrable Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If the Registrable Shares requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any of such Holder's requested shares are included. If another securityholder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Shares requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 3.2.2 any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement. No Holder may participate in any registration statement hereunder unless such Person (x) agrees to sell such Person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make





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any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

         3.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees, and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

         3.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

         (ii) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 3.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

         (iv) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate





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the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

         (v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (vi) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

         (vii) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

         (viii) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

         (ix) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or
(2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

         (x) furnish to each seller underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

         (xi) cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the NASDAQ National Market System if the Registrable Shares so qualify;

         (xii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

         (xiii) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

         (xiv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

         (xv) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

         (xvi) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

         (xvii) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

         (xviii) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         3.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3.4(v)(C), such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 3.4(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

         3.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 3, including, without limitation, (i) all registration and filing fees, (ii) all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, (iii) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), (iv) rating agency fees, (v) printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), (vi) messenger and delivery expenses, (vii) the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties),
(viii) the fees and expenses incurred in connection with any listing of the Registrable Shares, (ix) fees and expenses of counsel for the Company and fees and expenses of the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), (x) securities acts liability insurance (if the Company elects to obtain such insurance), (xi) the fees and expenses of any special experts retained by the Company in connection with such registration, (xii) the fees and expenses of other Persons retained by the Company and (xiii) reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses"), subject to
Section 3.1.2, will be borne by the Company whether or not any registration statement becomes effective; provided that, except as expressed otherwise provided above, in no event shall Registration Expenses include any underwriting discounts or commissions and transfer taxes.

         3.7     Indemnification.

         3.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by 3.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this
Section 3.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         3.7.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 3.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

         3.7.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

         3.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.7.1 or Section 3.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 3.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in
Section 3.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 3.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 3.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

         If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.7.1 and Section 3.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.7.4.

         3.7.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

         3.8 Other Registration Rights. If compliance by the Company with any provision of this Agreement would cause the Company to breach any provisions of the Amended and Restated Registration Rights Agreement dated as of December 8, 1994 by and among the Company, Kenneth H. Lambert and Frederick
K. Campbell (the "Lambert Agreement") or the Stock Purchase Warrant to Purchase Shares of Common Stock of COHO ENERGY, INC. issued to Amoco Corporation on December 18, 1997 (the "Amoco Warrant"), then the provisions set forth in the Lambert Agreement or the Amoco Warrant, as applicable, shall control, and the Company, in such case, shall not be deemed to be in breach of this Agreement due to the Company's compliance with such provision in the Lambert Agreement or the Amoco Warrant, as applicable, and the Company's failure to comply with the applicable provisions of this Agreement. Except for as set forth in the Lambert Agreement or the Amoco Warrant, as applicable, no holder of Other Registrable Shares has priority rights for inclusion in a Demand Registration that are inconsistent with the terms of this Agreement. The Company shall not grant or amend any registration rights after the date of this Agreement that would in any way diminish the rights of the Holders hereunder, and any such registration rights shall be granted or amended only if such rights are subordinate to or pari passu with the rights of the Holders hereunder.

                                   ARTICLE 4

                                  TERMINATION

         The provisions of this Agreement, unless earlier terminated pursuant to their terms, shall terminate on the twentieth anniversary of the date of this Agreement.

                                   ARTICLE 5

                      LIMITATIONS ON CERTAIN TRANSACTIONS

         Section 5.1 Limitations on Certain Transactions. Each Holder, severally and not jointly, covenants and agrees with the Company that, for the period commencing on the date hereof and terminating two years thereafter, it will not, directly or indirectly, except as specifically permitted by this
Article 5 or unless specifically requested or permitted in writing by the Company's Board of Directors:

                 (a) deposit any shares of Common Stock in a voting trust or grant any proxy with respect to any shares of Common Stock to any Person not designated by the Company or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of such shares of Common Stock; or

                 (b) act with one or more Persons (other than another Holder or any Affiliate or partner of a Holder) as a partnership, limited partnership, syndicate or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of shares of Common Stock.

         No Holder shall, prior to the second anniversary hereof, directly or indirectly, (i) sell or transfer, or offer to sell or transfer, shares of Common Stock that represent more than 10% of the fully diluted common equity of the Company to any single Person or Affiliated Group or (ii) sell or transfer, or offer to sell or transfer, to any holder of 10% of the outstanding shares of Common Stock, shares of Common Stock that represent more than 5% of the outstanding Common Stock of the Company; provided, that the foregoing prohibition shall not apply to sales or transfers (i) to any investment banking firm acting as an underwriter pursuant to a public offering conducted in accordance with Article 3, (ii) pursuant to a tender or exchange offer by any Person with respect to which the Board of Directors of the Company shall have recommended acceptance or shall have taken no position or (iii) pursuant to a merger or other business combination involving the Company.

         Section 5.2      Restrictive Legends.

                 (a) Each certificate representing restricted securities (as defined in Rule 144 promulgated under the Securities Act) shall be stamped with the following legend:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR CONVEYED EXCEPT IN COMPLIANCE THEREWITH.

                 (b) Each certificate representing shares of Common Stock shall also be stamped with the following legend:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN CERTAIN SHAREHOLDERS AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

                 (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the shares of Common Stock to implement the restrictions on transfers established in this Agreement.

                 (d) In the event that any shares referred to in Section 5.2(a) shall cease to be restricted securities, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the first paragraph of the legend required by Section 5.2(a) endorsed thereon. In the event that any shares referred to in Section 5.2(a) shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the second paragraph of the legend required by Section 5.2(a).

         Section 5.3 Rule 144. The Company shall take all commercially reasonable actions necessary to enable a Holder of Registrable Shares to sell such securities without registration under the Securities Act pursuant to the provisions of Rule 144. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE 6

                             RESOLUTION OF DISPUTES

         Section 6.1      Resolution of Disputes between the Parties.

                 (a) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within five days after the effective date of such notice, executives of the parties shall agree upon a mutually acceptable time and place to meet and shall meet at such time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of such meetings shall take place within 7 days of the effective date of the disputing party's notice. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to agree on a time and place for an initial meeting within five days of such notice, either party may initiate mediation of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section
         6.1 shall be treated as
         compromise and settlement negotiations for the purposes of federal and state rules of evidence and procedure.

                 (b) Mediation. If the dispute has not been resolved by negotiation as provided herein, the parties may endeavor to settle the dispute by mediation under the then current CPR Model Procedure for Mediation of Business Disputes. The neutral third party shall be selected by the parties from the CPR Panels of Neutrals. If the parties encounter difficulty in agreeing upon a neutral third party, they shall seek the assistance of CPR in the selection process.

                 (c) Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof or thereof, which has not been resolved by non-binding procedures as provided in Sections 6.1(a) or 6.1(b) hereof within 60 days of the initiation of either or both of such procedures, shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes; provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. The arbitration shall be conducted by three independent and impartial arbitrators. Each party shall appoint one arbitrator and a third arbitrator not appointed by the parties shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon by the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages.
         Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by another party to the other under this Agreement. Any arbitration conducted pursuant to this Section 6.1(c) shall be held at a mutually acceptable location in Dallas, Texas, the United States of America.

         6.2     Consent to Jurisdiction and Venue.  Each of the parties hereby
(a) irrevocably submits to the exclusive jurisdiction of the United States Federal District Court for the Northern District of Texas, sitting in Dallas County, Texas, the United States of America, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, (b) waives, and agrees not to assert in any such suit, action or proceeding, any claim that
(i) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (ii) such suit, action or proceeding is brought in an inconvenient forum or (iii) the venue of such suit, action or proceeding is improper and (c) expressly waives any requirement for the posting of a bond by the party bringing such suit, action or proceeding. Each of the parties consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law.

                                   ARTICLE 7

                                 MISCELLANEOUS

         Section 7.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                 Coho Energy, Inc.
                 14785 Preston Road, Suite 860
                 Dallas, Texas 75240
                 Attention:  President


         If to any Holder, at its address listed on the signature pages hereof.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 7.2 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 7.3 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Holders' benefit as the holders of any securities are also for the benefit of, and enforceable by, all subsequent holders of securities and such subsequent holders shall be deemed to be Holders and to have become parties to this Agreement, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns; provided, however, any transferee of a Holder may elect in writing, at the time of the transfer, to not be a Holder hereunder, in which case such transferee shall not be entitled to any benefits of, nor subject to any obligations under, this Agreement. A Holder shall notify the Company in writing of the number of shares of Common Stock transferred and the name, address and telephone and facsimile numbers of any transferror in advance of such transfer.

         Section 7.4 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         Section 7.5 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7.6 Specific Performance. The Company and the Holder or Holders recognize that if the Company refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Holder or Holders for its or their injury. The Holder or Holders shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

         Section 7.7      No Waivers; Amendments.

         7.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

         7.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Holders holding a majority of the Registrable Shares.

         Section 7.8 Partner Liability. The partners of a Holder shall not have any personal liability or obligation to any Person arising under this Agreement; provided that this sentence shall not relieve any designee of a Holder pursuant to Section 2.1.1 of any liability that may result from a breach of a director's fiduciary duty to the Company's shareholders.


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                                      -18-

                      SIGNATURES TO SHAREHOLDER AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.



                                     COHO ENERGY, INC.



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     ENERGY INVESTMENT PARTNERSHIP NO. 1



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:  Co-Managing Partner

                                     Address:

                                     200 Crescent Court
                                     Suite 1600
                                     Dallas, Texas 75201